UNITED STATES SECURITIES AND EXCHANGE COMMISSION

In Re:
Cartoon Acquisition, Inc.,
a Delaware corporation	Commission File No. 000-50411
Registrant

CERTIFICATE OF MAILINGS

     I, Randolph S. Hudson, certify that on or before September 12, 2006, I mailed true, complete, and correct copies of the documents described hereinbelow respective to the addressees, in accordance with the Commission's rules applicable to the type(s) of filings being mailed to each addressee and required by the Commission's rules.

Name and Address of Recipient	Description of Documents

James W. Margulies	1.	Letter Requesting Compliance with Section 16(a) of the
Suite 250		Exchange Act.
30100 Chagrin Boulevard
Pepper Pike, Ohio 44124-5777

John J. Marchaesi, C. P. A.	1.	Copy of Disclosures Made to Commission on September
Suite A-4		8, 2006 (Copy of Form 8-K Current Report).
945 East Henrietta Road
Rochester, New York 14623-1419	2.	Copy of Letter Requesting Reply to the Commission
		to Confirm Facts Reported by the Registrant.

Michael T. Studer, CPA, P. C.	1.	Copy of Form 8-K Report with Audit Committee
Suite 311		Recommendations, Information Regarding the
18 East Sunrise Highway		Departure of John J. Marchaesi, C. P. A., and
Freeport, New York 11520-3902		Information on the Registrant's Guaranty to Troso

Filers' Data Processing Department	1.	(8) Copies of this Form 8-K Report required by
Attention: Confirmed Paper Filings		General Instruction "E" of Form 8-K
Securities and Exchange Commission
100 F Street, Northeast
Washington, D. C. 20549-2000

DATED: September 12, 2006

		/s/ Randolph S. Hudson

		Randolph S. Hudson